                                                                    Exhibit 21.1

                     CABLE DESIGN TECHNOLOGIES CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT

Anglo-American Cables Limited                      (Incorporated - United Kingdom)
Barcel Wire & Cable Corp.                          (Incorporated - California)
Cable Design Technologies, Inc.                    (Incorporated - State of Washington)
CDT (Deutschland) GMBH                             (Incorporated - Germany)
CDT International Holdings Inc.                    (Incorporated - Delaware)
CDT Italia, S.R.L.                                 (Incorporated - Italy)
Industria Tecnica Cavi S.R.L.                      (Incorporated - Italy, 85% ownership)
Cekan/CDT A/S                                      (Incorporated - Denmark)
Dearborn/CDT, Inc.                                 (Incorporated - Delaware)
Hamilton USA, Inc. (d/b/a BoseLAN/CDT)             (Incorporated - California)
HEW-Kabel/CDT GmbH & Co. KG                        (German Partnership, 80% ownership)
HEW-Kabel/CDT Verwaltungs GMBH                     (Incorporated - Germany)
HEW Skandinaviska AB                               (Incorporated - Sweden)
NEK Kabel AB                                       (Incorporated - Sweden)
Network Essentials, Inc. (d/b/a Red Hawk/CDT)      (Incorporated - Delaware)
NORDX/CDT Australia Pty Limited                    (Incorporated - Australia)
NORDX/CDT Asia Limited                             (Incorporated - Hong Kong)
NORDX/CDT, Corp.                                   (Incorporated - Delaware)
NORDX/CDT do Brasil Ltda                           (Incorporated - Brazil)
NORDX/CDT, Limited                                 (Incorporated - United Kingdom)
NORDX/CDT, Inc.                                    (Incorporated - Canada)
NORDX/CDT - IP Corp.                               (Incorporated - Delaware)
NorLAN/CDT, Inc.                                   (Incorporated - Canada)
Noslo Limited                                      (Incorporated - United Kingdom)
Orebro Kabel AB                                    (Incorporated - Sweden)
Raydex/CDT Limited                                 (Incorporated - United Kingdom)
SKL, S.A.S.                                        (Incorporated - France, joint venture)
Stronglink/CDT Pty. Ltd.                           (Incorporated - Australia, 76% ownership)
Tennecast Company                                  (Incorporated - Ohio)
Thermax/CDT, Inc.                                  (Incorporated - Delaware)
Wire Group International, Limited                  (Incorporated - United Kingdom)
X-Mark/CDT Inc.                                    (Incorporated - Pennsylvania)